SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                  POST-EFFECTIVE AMENDMENT NO. 1
                                 TO
                              FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933


                      PETER KIEWIT SONS', INC.
       (Exact name of registrant as specified in its charter)


             Delaware                           91-1842817
(State of incorporation or organization)     (I.R.S. Employer
                                             Identification No.)


Kiewit Plaza, Omaha Nebraska                       68131
(Address of principal executive offices)         (Zip Code)


                      PETER KIEWIT SONS', INC.
                      EMPLOYEE OWNERSHIP PLAN
                      (Full title of the Plan)


                       Michael F. Norton, Esq.
                      Peter Kiewit Sons', Inc.
                           Kiewit Plaza
                       Omaha, Nebraska 68131
                          (402) 342-2052
       (Name, address and telephone number, including area code,
                         of agent for service)











                  Post-Effective Amendment No. 1

     Peter Kiewit Sons', Inc., a Delaware corporation (the "Company"), is filing this Post-Effective Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-8 (File No. 333-90418), filed with the Securities and Exchange Commission on June 13, 2002, to deregister 125,050 shares of common stock, par value $0.01 per share of the Company, which were registered for issuance under the Company's Employee Ownership Plan and not sold.








                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on December 30, 2002.

                                      PETER KIEWIT SONS', INC.


                                      By: /s/ Tobin A. Schropp
                                          --------------------
                                      Name: Tobin A. Schropp
                                      Title: Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Name                     Title                       Date
----                     -----                       ----

                         Chairman of the Board and
                         Chief Executive Officer
/s/ Kenneth E. Stinson   (Principal Executive Officer)
Kenneth E. Stinson                             December 30, 2002

                         Vice President
/s/ Michael J. Piechoski (Principal Financial Officer)
Michael J. Piechoski                           December 30, 2002

                         Controller
/s/ Gregory D. Brokke    (Principal Accounting Officer)
Gregory D. Brokke                               December 30, 2002

/s/ Mogens C. Bay         Director
Mogens C. Bay                                   December 30, 2002

/s/ Richard W. Colf       Director
Richard W. Colf                                December 30, 2002

/s/ James Q. Crowe        Director
James Q. Crowe                                 December 30, 2002

/s/ Richard Geary         Director
Richard Geary                                  December 30, 2002

/s/ Bruce E. Grewcock     Director
Bruce E. Grewcock                              December 30, 2002

/s/ William L. Grewcock   Director
William L. Grewcock                            December 30, 2002

/s/ Allan K. Kirkwood     Director
Allan K. Kirkwood                              December 30, 2002

/s/ Michael R. McCarthy   Director
Michael R. McCarthy                            December 30, 2002

/s/ Douglas E. Patterson  Director
Douglas E. Patterson                           December 30, 2002

/s/ Walter Scott, Jr.     Director
Walter Scott, Jr.                              December 30, 2002

/s/ George B. Toll, Jr.   Director
George B. Toll, Jr.                            December 30, 2002